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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) November 29, 2000
                                                    -------------------

                    LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
                    --------------------------------------
            (Exact Name Of Registrant As Specified In Its Charter)

                            The Kingdom of Belgium
                            ----------------------
                (State or Other Jurisdiction of Incorporation)

               0-27296                                  N/A
               -------                                  ---
       (Commission File Number)            (I.R.S. Employer Identification No.)

52 Third Avenue, Burlington, Massachusetts                 01803
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(Address of Principal Executive Offices in the U.S.)     (Zip Code)

                                (781) 203-5000
                                --------------
             (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)
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Item 3.    Bankruptcy or Receivership.
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     On November 29, 2000, Lernout & Hauspie Speech Products N.V. (the
"Registrant") and certain of its U.S. subsidiaries (Dictaphone Corporation and L&H Holdings USA, Inc., the successor corporation to Dragon Systems Inc.) each filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. The Registrant is now operating as a debtor-in-possession in the Chapter 11 case captioned In re Lernout & Hauspie Speech Products N.V., et al., Case Nos. 00-
                                                        -- --
4397 through 00-4399 (JHW), subject to the supervision and orders of the Bankruptcy Court.

     On December 27, 2000, the Registrant filed a voluntary petition with the Ieper Commercial Court of Belgium (the "Commercial Court") seeking a concordat (Judicial Composition) under the laws of Belgium. On January 5, 2001, the Commercial Court granted the concordat, affording the Registrant reorganization protection under Belgian law. Under the terms of the concordat, the Commercial Court has granted the Registrant an observation period (called a provisional composition) of six months (which the Commercial Court may extend by up to three additional months), to allow the Registrant to implement its recovery plan. The Commercial Court has also set a deadline of February 8, 2001 for all creditors of the Registrant wishing to assert claims as part of the concordat to file their declaration of receivables with the Commercial Court. See the press release attached hereto as Exhibit 99.

     The Commercial Court has also appointed three independent judicial composition commissioners, Hilde Laga, Bertin Pouseele, and Luc Dedecker, who, with the cooperation of the Registrant's management and Board of Directors, will oversee the Registrant during this observation period.

     As part of the Chapter 11 case and concordat proceeding, the Registrant routinely files pleadings, documents and reports with the Bankruptcy Court in Wilmington, Delaware and the Commercial Court in Ieper, Belgium that may contain updated, additional or more detailed information about the Registrant, its assets, liabilities or financial performance than is contained in this report. Copies of filings made in connection with the Registrant's Chapter 11 case are available during regular business hours at the office of the Clerk of the Bankruptcy Court, United States Bankruptcy Court for the District of Delaware, 5th Floor, 824 Market Street, Wilmington, Delaware 19801. Certain filings may also be reviewed on the Bankruptcy Court's electronic docket for the Registrant's Chapter 11 case, which is posted on the internet at www.deb.uscourts.gov. Copies of the petition and judgment in connection with the Registrant's concordat proceeding are available for all parties in interest, including creditors, on any business day at the Clerk's Office of the Commercial Court of Ieper between 9 a.m. and 4 p.m. at Grote Markt 10, 8900 Ieper, Belgium.

     Since the filings with the Bankruptcy Court and the Commercial Court, many subsidiaries of the Registrant have petitioned for or been placed under reorganization protection or into liquidation under the laws of their respective jurisdictions, including L&H Applications, Ltd., Dragon Systems UK, Ltd., L&H Medical Solutions, Ltd. and Lernout & Hauspie Asia PTE Ltd.


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Item 5.          Other Events.
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     Management and Board Changes
     ----------------------------

     On January 16, 2001, the Board of Directors of the Registrant announced that it has appointed Philippe Bodson to be the Registrant's new Chief Executive Officer and General Manager, replacing Mr. John Duerden. Mr. Bodson was the CEO of Tractebel S.A., a global energy and services business headquartered in Brussels, Belgium, from 1989 through 1999, where he was responsible for developing its broad international activities. Tractebel, which was formed by the merger of a series of utility companies, has over 60,000 employees with operations in more than 100 countries conducting a range of activities covering not only electricity and gas but also services such as engineering and technical installations, waste management and communications. In September 2000, he was elected Chairman of the Board of Directors of BARCONET, a leading provider of multimedia distribution solutions for broadband and broadcast applications. He is also a member of the Belgian Senate.

     A number of members of the Registrant's Board of Directors have recently resigned from the Registrant's Board, including Mr. Pol Hauspie, former Co-Chair and Managing Director, Mr. Jo Lernout, former Co-Chair and Managing Director, Mr. Nico Willaert, former Managing Director, Mr. Gaston Bastiaens, former CEO and President, Mr. John Duerden, former Managing Director, President and CEO, Mr. Fernand Cloet, Mr. Jan Coene, Mr. Albert J. Fitzgibbons III, Mr. Roel Pieper, former Chairman of the Board, Mr. Gerard van Acker, and Mr. Bernard Vergnes.

     As a result of these resignations, as of January 31, 2001, the Board of Directors of the Registrant consists of Mr. Dirk Cauwelier, Mr. Marc G.H. DePauw, RVD Securities N.V. represented by Mr. Erwin Vandendriessche, Mr. Hubert Detremmerie, Mr. Alex Vieux and Mr. Francis Vanderhoydonck.

     The Registrant has been ordered by the Ieper Commercial Court of Belgium to convene an extraordinary shareholders meeting, no later than May 1, 2001, in order to elect a new Board of Directors and to appoint a new Chairman of the Board.

     Mr. John Seo has been removed as President, General Manager and Director of the Registrant's South Korean subsidiary and President of L&H Enterprise and Telephony Solutions Division.

     In addition, Mr. Carl Dammekens has resigned from his position as Chief Financial Officer of the Registrant.

     Other Events
     ------------

     One important factor in the Registrant's decision to seek reorganization protection as described above was the discovery shortly prior to the bankruptcy filing of an approximately $100 million cash shortfall on the balance sheet of its South Korean subsidiary. The Registrant and its advisors are continuing to investigate the circumstances of this shortfall.

     On November 9, 2000, The Nasdaq Stock Market suspended trading in the Registrant's Common Stock; the Common Stock has since been delisted from Nasdaq. In addition, on

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November 9, 2000, trading in the Registrant's Common Stock was indefinitely suspended by EASDAQ, the pan-European stock market.

     In January 2001, the Registrant, as part of its recovery plan, implemented a staff reduction of approximately 600 employees, 300 of which were in the United States.


Item 7.  Financial Statements and Exhibits.
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(c)  Exhibits

     99.  Press release dated January 31, 2001.

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              LERNOUT & HAUSPIE SPEECH
                              PRODUCTS N.V.
Dated:  January 31, 2001


                              By: /s/ Philippe Bodson
                                 --------------------
                                 Philippe Bodson
                                 Chief Executive Officer

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